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                                                                     EXHIBIT 4.1

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into as of October 13, 2006 (the "Effective Date"), by and among METAL MANAGEMENT, INC., a Delaware corporation, CIM TRUCKING, INC., an Illinois corporation, METAL MANAGEMENT AEROSPACE, INC., a Delaware corporation, METAL MANAGEMENT ALABAMA, INC., a Delaware corporation, METAL MANAGEMENT ARIZONA, L.L.C., an Arizona limited liability company, METAL MANAGEMENT CONNECTICUT, INC., a Delaware corporation, METAL MANAGEMENT INDIANA, INC., an Illinois corporation, METAL MANAGEMENT MEMPHIS, L.L.C., a Tennessee limited liability company, METAL MANAGEMENT MIDWEST, INC., an Illinois corporation, METAL MANAGEMENT MISSISSIPPI, INC., a Delaware corporation, METAL MANAGEMENT NEW HAVEN, INC., a Delaware corporation, METAL MANAGEMENT NORTHEAST, INC., a New Jersey corporation, METAL MANAGEMENT OHIO, INC., an Ohio corporation, METAL MANAGEMENT PITTSBURGH, INC., a Delaware corporation, METAL MANAGEMENT PROLER SOUTHWEST, INC., a Delaware corporation, METAL MANAGEMENT S&A HOLDINGS, INC., a Delaware corporation, METAL MANAGEMENT WEST, INC., a Colorado corporation, METAL MANAGEMENT WEST COAST HOLDINGS, INC., a Delaware corporation, NAPORANO IRON & METAL, INC., a Delaware corporation, PROLER SOUTHWEST GP, INC., a Delaware corporation, PROLER SOUTHWEST LP, a Texas limited partnership, and RESERVE IRON & METAL LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, the "Borrowers"); METAL MANAGEMENT, INC., a Delaware corporation, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the "Funds Administrator"); the financial institutions identified on the signature pages hereto as lenders (the "Lenders"); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association acting in its capacity as agent for the Lenders (in such capacity, "Agent").

     WHEREAS, the Borrowers, the Funds Administrator, the Lenders and the Agent are party to a certain Amended and Restated Credit Agreement dated as of May 9, 2006 (such agreement, as it may be from time to time amended, restated, modified, or supplemented, the "Credit Agreement");


     WHEREAS, prior to the date hereof, Metal Management, Inc. has caused (i) Metal Management Jackson, L.L.C., a Delaware limited liability company ("MTLM Jackson"), to be merged with and into Metal Management Mississippi, Inc., a Delaware corporation, with MTLM Jackson ceasing to exist as a separate entity and Metal Management Mississippi, Inc. continuing as the surviving entity to the merger, and (ii) MTLM Arizona, Inc., an Arizona corporation ("MTLM Arizona"), be dissolved with Metal Management West Coast Holdings, Inc., a Delaware corporation and the sole shareholder of MTLM Arizona, succeeding to the assets of MTLM Arizona, in each case in compliance with the terms of the Credit Agreement, and the parties accordingly desire to remove MTLM Jackson and MTLM Arizona as parties to the Credit Agreement;

     WHEREAS, the Borrowers, the Funds Administrator, the Lenders and the Agent desire to further amend certain of the terms and conditions of the Credit Agreement pursuant to the terms and conditions of this Amendment; and

     WHEREAS, the defined terms used, but not defined, herein shall have the meanings ascribed to such terms in the Credit Agreement.

     NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

     1. Amendment of Credit Agreement. Subject to the terms of this Amendment, the Credit Agreement is hereby amended as follows:

     (a) Removal of MTLM Jackson and MTLM Arizona. MTLM Jackson and MTLM Arizona are hereby removed from the definition of "Borrowers" set forth in Section 1.1 of the Credit Agreement, such that the

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definition of "Borrowers" reads as follows:

     " 'Borrowers' means, collectively, (1) MTLM, (2) CIM, (3) MTLM Aerospace,
     (4) MTLM Alabama, (5) Arizona LLC, (6) MTLM Connecticut, (7) MTLM Indiana,
     (8) MTLM Memphis, (9) MTLM Midwest, (10) MTLM Mississippi, (11) MTLM New Haven, (12) MTLM Northeast, (13) MTLM Ohio, (14) MTLM Pittsburgh, (15) MTLM Proler Southwest, (16) S&A Holdings, (17) MTLM West, (18) MTLM West Coast Holdings, (19) Naporano, (20) Proler Southwest GP, (21) Proler Southwest LP and (22) Reserve."

     (b) Stock Repurchases. Clause (iv) of Section 8.7 of the Credit Agreement is hereby deleted and the following inserted in its stead:

     "(iv) MTLM may redeem, repurchase or otherwise acquire or retire any of its capital stock so long as (A) before and after giving effect to all payments in connection therewith, the Borrowers shall be in compliance with the financial covenants contained in Sections 8.1 and 8.2 hereof, as demonstrated by a certificate of the chief executive officer, chief financial officer or treasurer of MTLM delivered to the Agent and the Lenders prior to such payment; (B) no Default or Event of Default shall have occurred and be continuing or would result from such payments; and (C) the aggregate amount of all such payments during the term of this Credit Agreement does not exceed $100,000,000."

     2. General Terms of Amendment. Except as specifically amended herein, directly or by reference, all of the terms and conditions set forth in the Credit Agreement and the other Credit Documents are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Illinois, without regard to principles of conflict of laws. Nothing herein shall affect or impair any rights and powers which the Borrowers, the Funds Administrator, any Lender or the Agent may have under the Credit Agreement or any of the other Credit Documents.

     3. Release. In consideration of this Amendment, the Borrowers and the Funds Administrator hereby release and discharge the Lenders and Agent and each of their respective shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising prior to the date hereof out of or in any way related to the extension or administration of the Obligations, the Credit Agreement, the other Credit Documents or any security interest related thereto.

     4. Liens not Impaired. The parties hereto further agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other Credit Documents or instruments evidencing, securing or related to the Obligations. The Borrowers hereby acknowledge that all liens and security interests securing the Obligations are valid and subsisting.

     5. No Counterclaims or Defenses. The Borrowers and the Funds Administrator hereby declare that neither the Borrowers nor the Funds Administrator have any set offs, counterclaims, defenses or other causes of action against the Lenders or the Agent arising out of the Credit Agreement, the other Credit Documents or the transactions contemplated thereby, and to the extent any such set offs, counterclaims, defenses or other causes of action might exist, such items are hereby waived by the Borrowers.

     6. Representations and Undertakings of Borrowers and Funds Administrator. Each of the Borrowers and the Funds Administrator hereby represents and warrants to the Lenders and the Agent that: (a) each Credit Party a party hereto has the legal power and authority to execute and deliver this Amendment; (b) the officers or representatives executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Parties with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Parties and the performance and observance by such Credit Parties of the provisions hereof do not violate or conflict with the organizational documents or agreements of such Credit Parties or any law applicable to such Credit Parties or result in a breach of any provisions of or constitute a default under any other agreement, document, certificate or instrument binding upon or enforceable against such Credit Parties; (d) this Amendment constitutes a valid and

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binding obligation upon such Credit Parties in every respect, and (e) the recitals to this Amendment are true and correct. The Borrowers and the Funds Administrator hereby further represent and warrant to the Lenders and the Agent that no Default or Event of Default has occurred under the Credit Agreement or the other Credit Documents and that each of the representations and warranties of the Borrowers and the Funds Administrator set forth in the Credit Agreement and the other Credit Documents are true and correct as of the Effective Date. On the Effective Date, the Borrowers and the Funds Administrator shall deliver to the Agent (for the benefit of the Agent and the Lenders) certified copies of resolutions of such Credit Parties authorizing the execution, delivery and performance of this Amendment by such Credit Parties, certification that there have been no amendments to the respective bylaws, certificates of incorporation or equivalent constituent documents of the Credit Parties since the date of the original Credit Agreement (or if there have been such amendments, certified copies of such amended documents) and an incumbency certificate evidencing the authority of the officers of such Credit Parties executing this Amendment.

     7. Costs and Expenses. The Borrowers and the Funds Administrator jointly and severally agree to pay, on demand, all costs and expenses of the Agent (including the reasonable fees and expenses of outside counsel for the Agent) in connection with the preparation, negotiation, execution, delivery, and administration of this Amendment and any other Credit Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or related thereto. In addition, the Borrowers and the Funds Administrator jointly and severally agree to pay, and save the Lenders and the Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings contemplated in this Amendment, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or in connection with the Credit Agreement or the other Credit Documents. All obligations in this Section shall survive any termination of the Credit Agreement, as amended hereby, and the other Credit Documents. The Borrowers and the Funds Administrator hereby authorize the Agent to charge the Borrowers' account(s) with the Agent in respect of any and all costs and expenses described hereunder.

     8. Section Titles. The Section titles and captions contained herein are and shall be without substantive meaning and are not a part of the agreement between the parties hereto.

     9. Counterparts. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.

                            [Signature Pages Follow]
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IN WITNESS WHEREOF, the respective parties hereto have caused this First
Amendment to Amended and Restated Credit Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

METAL MANAGEMENT, INC.,
as Funds Administrator and as
Borrower


By: /s/ Robert C. Larry
    ---------------------------------
Name: Robert C. Larry
Title: Executive Vice President and
       Chief Financial Officer

ADDITIONAL BORROWERS:
CIM TRUCKING, INC.
METAL MANAGEMENT AEROSPACE, INC.
METAL MANAGEMENT ALABAMA, INC.
METAL MANAGEMENT ARIZONA, L.L.C.
METAL MANAGEMENT CONNECTICUT, INC.
METAL MANAGEMENT INDIANA, INC.
METAL MANAGEMENT MEMPHIS, L.L.C.
METAL MANAGEMENT MIDWEST, INC.
METAL MANAGEMENT MISSISSIPPI, INC.
METAL MANAGEMENT NEW HAVEN, INC.
METAL MANAGEMENT NORTHEAST, INC.
METAL MANAGEMENT OHIO, INC.
METAL MANAGEMENT PITTSBURGH, INC.
METAL MANAGEMENT PROLER SOUTHWEST, INC.
METAL MANAGEMENT S&A HOLDINGS, INC.
METAL MANAGEMENT WEST, INC.
METAL MANAGEMENT WEST COAST HOLDINGS, INC.
NAPORANO IRON & METAL, INC.
PROLER SOUTHWEST GP, INC.


By: /s/ Robert C. Larry
    ---------------------------------
Name: Robert C. Larry
Title: Vice President

RESERVE IRON & METAL LIMITED
PARTNERSHIP

By: METAL MANAGEMENT OHIO, INC., its
    general partner


By: /s/ Robert C. Larry
    ---------------------------------
Name: Robert C. Larry
Title: Vice President

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

PROLER SOUTHWEST LP

By: PROLER SOUTHWEST GP, INC., its general
    partner


By: /s/ Robert C. Larry
    ---------------------------------
Name: Robert C. Larry
Title: Vice President

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                           [Signature Page Continues]
                 [Signature Page to First Amendment, Continued]

AGENT:

LASALLE BANK NATIONAL ASSOCIATION,
as Agent


By: /s/ Michael J. Vrchota
    ---------------------------------
Name: Michael J. Vrchota
Title: Senior Vice President


LENDERS:

LASALLE BANK NATIONAL ASSOCIATION


By: /s/ Michael J. Vrchota
    ---------------------------------
Name: Michael J. Vrchota
Title: Senior Vice President

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

CHARTER ONE BANK, N.A.


By: /s/ Mark A. LoSchiavo
    ---------------------------------
Name: Mark A. LoSchiavo
Title: Vice President

                           [Signature Page Continues]
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                 [Signature Page to First Amendment, Continued]

SOVEREIGN BANK


By: /s/ Christine Gerula
    ---------------------------------
Name: Christine Gerula
Title: Senior Vice President

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

PNC BANK NATIONAL ASSOCIATION


By: /s/ John M. Cunningham
    ---------------------------------
Name: John M. Cunningham
Title: Vice President

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

NATIONAL CITY BANK, SUCCESSOR BY
MERGER TO NATIONAL CITY BANK OF THE
MIDWEST


By: /s/ James M. Kershner
    ---------------------------------
Name: James M. Kershner
Title: Vice President

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

U.S. BANK, NATIONAL ASSOCIATION


By: /s/ Matthew J. Schultz
    ---------------------------------
Name: Matthew J. Schultz
Title: Vice President

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

KEYBANK NATIONAL ASSOCIATION


By: /s/ Suzannah Harris
    ---------------------------------
Name: Suzannah Harris
Title: Vice President

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

FIFTH THIRD BANK (CHICAGO)


By: /s/ Neil G. Mesch
    ---------------------------------
Name: Neil G. Mesch
Title: Vice President

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

ASSOCIATED BANK, N.A.


By: /s/ Daniel Holzhauer
    ---------------------------------
Name: Daniel Holzhauer
Title: Vice President

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

REGIONS BANK


By: /s/ Sam H. Prudhomme
    ---------------------------------
Name: Sam H. Prudhomme
Title: Vice President, Corporate
       Banking Division

                           [Signature Page Continues]

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                 [Signature Page to First Amendment, Continued]

COMERICA BANK


By: /s/ Tamara J. Miller
    ---------------------------------
Name: Tamara J. Miller
Title: Vice President